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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                            -------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                        Date of Report (Date of earliest
                                event reported):

                                  May 28, 2002

                           AMF BOWLING WORLDWIDE, INC.
             (Exact name of registrant as specified in its charter)

                Delaware                               001-12131                            13-3873272
(State or other jurisdiction of incorporation)  (Commission File Number)       (IRS Employer Identification Number)


                           AMF Bowling Worldwide, Inc.
                                 8100 AMF Drive
                            Mechanicsville, Virginia
             (Address of principal executive offices of registrant)

                                      23111
                                   (Zip Code)

                                 (804) 730-4000
              (Registrant's telephone number, including area code)


                                       N/A
                                       ---

          (Former name or former address, if changed since last report)

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Item 4.  Changes in Registrant's Certifying Accountant

         As previously disclosed in AMF Bowling Worldwide, Inc.'s (the "Registrant") Current Report on Form 8-K dated May 15, 2002 (the "May 15th 8-K"), the Registrant dismissed Arthur Andersen LLP ("Arthur Andersen") as the auditors of the Registrant and its subsidiaries (collectively, the "Company") effective May 15, 2002.

         On May 28, 2002, the Registrant engaged KPMG LLP ("KPMG") as the independent auditors of the Company to replace Arthur Andersen. This follows the Audit Committee's decision to seek proposals from independent accountants to audit the Company's consolidated financial statements.

         As discussed in the May 15th 8-K, during the years ended December 31, 2001 and 2000 and through May 15, 2002, there were no disagreements between the Company and Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen's satisfaction, would have caused it to make reference to the subject matter in connection with its report on the Company's consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

         In the years ended December 31, 2001 and 2000 and through the date hereof, the Company did not consult KPMG with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

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                                    SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AMF Bowling Worldwide, Inc.
(Registrant)


/s/ Frederick G. Kraegel                                      May 30, 2002
------------------------------------
Frederick G. Kraegel
Executive Vice President and
Chief Administrative Officer
(principal accounting officer)